Exhibit 10.55

ACE DRAFT 04/16/04

ASSIGNMENT AND TERMINATION AGREEMENT

This Assignment and Termination Agreement, dated as of April 1, 2004 (this “Agreement”), is made by and among Assured Guaranty Re International Ltd., formerly known as ACE Capital Re International Ltd. (“AGRI”), ACE Bermuda Insurance Ltd. (“ACE Bermuda”) and ACE Capital Title Reinsurance Company (“ACTRC”).

RECITALS

WHEREAS, AGRI and ACTRC have entered into that certain Per Policy Excess of Loss Retrocession Agreement, dated as of January 1, 2000 (the “Excess of Loss Retrocession Agreement”), a copy of which is attached hereto as Annex A;

WHEREAS, AGRI and ACTRC have terminated the Excess of Loss Retrocession Agreement on a run-off basis pursuant to that certain Run-Off Termination Agreement, dated as of April [ ], 2004 (the “Termination Agreement”), by and between AGRI and ACTRC, a copy of which is attached hereto as Annex B;

WHEREAS, AGRI and ACE Bermuda have entered into that certain Quota Share Retrocession Agreement, dated as April [  ], 2004 (the “Quota Share Retrocession Agreement”), a copy of which is attached hereto as Annex C and pursuant to which (i) AGRI and ACE Bermuda have amended and restated that certain Per Policy Excess of Loss Second Retrocession Agreement, effective as of January 1, 2000, between AGRI and ACE Bermuda, (ii) ACE Bermuda has agreed to indemnify AGRI for 100% of the liability of AGRI under the Excess of Loss Retrocession Agreement and (iii) AGRI has paid ACE Bermuda an amount equal to [$      ];

WHEREAS, AGRI desires to assign, transfer and novate all of its past, present and future right, title, interest and obligations in, to and under the Excess of Loss Retrocession Agreement to ACE Bermuda as set forth in this Agreement;

WHEREAS, ACE Bermuda desires to accept all of AGRI’s past, present and future right, title, interest and obligations in, to and under the Excess of Loss Retrocession Agreement as set forth in this Agreement;

WHEREAS, AGRI and ACE Bermuda desire to terminate the Quota Share Retrocession Agreement; and

WHEREAS, ACTRC desires to consent to the assignment, transfer and novation referred to above and to release AGRO from liability under the Excess of Loss Retrocession Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Effective as of the date hereof:

(i)                                     AGRI hereby assigns, transfers and novates all of its past, present and future right, title and interest in the Excess of Loss Retrocession Agreement to ACE Bermuda;

(ii)                                  AGRI hereby assigns, transfers and novates all of its past, present and future obligations which arise out of, relate to, or are in any way connected with, the Excess of Loss Retrocession Agreement to ACE Bermuda;

(iii)                               ACE Bermuda hereby accepts each assignment, transfer and novation referred to in the immediately preceding clauses (i) and (ii) and assumes all of the liabilities and obligations (whether past, present or future) with respect to the foregoing;

(iv)                              ACTRC hereby acknowledges and consents to each assignment, transfer and novation referred to in the preceding clauses (i) and (ii); and

(v)                                 AGRI and ACE Bermuda hereby acknowledge and agree that the Quota Share Retrocession Agreement is hereby terminated in all respects and all of the respective rights and obligations of AGRI and ACE Bermuda thereunder are irrevocably and unconditionally cancelled and terminated, and each of AGRI and ACE Bermuda fully and finally releases and discharges the other party from any obligations, claims or liabilities (of any nature whatsoever, whether now existing, hereafter arising or contingent and whether known or unknown) of the other party arising out of and to be performed in connection with such Quota Share Retrocession Agreement.

2.                                       In furtherance of the foregoing, ACTRC hereby releases AGRI from any and all past, present or future liabilities or obligations with respect to the Excess of Loss Retrocession Agreement (as modified by the Termination Agreement), and ACE Bermuda hereby agrees to indemnify and hold AGRI harmless against any and all such liabilities and obligations.

3.                                       Each party hereto shall, at any time and from time to time after the first date written above, upon request of any other party hereto, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, instruments, assignments and assurances as may be reasonably required in order to carry out the intent of this Agreement.

2

4.                                       This Agreement, together with the Quota Share Retrocession Agreement, the Excess of Loss Retrocession Agreement and the Termination Agreement, contains the entire agreement and understanding of the parties hereto with respect to the matters herein and supersedes any other agreement, whether written or oral, with respect to the subject matter of this Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of the Quota Share Retrocession Agreement, the Excess of Loss Retrocession Agreement or the Termination Agreement, the provisions of this Agreement shall control.

5.                                       The consideration for the transactions contemplated by this Agreement is included in the consideration paid under the Quota Share Retrocession Agreement.

6.                                       This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

7.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules thereof.

8.                                       Except as expressly set forth herein and amended hereby, the Excess of Loss Retrocession Agreement shall remain in full force and effect.

[The next page is the signature page.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ASSURED GUARANTY RE INTERNATIONAL LTD.

By:
Name:
Title:

ACE BERMUDA INSURANCE LTD.

By:
Name:
Title:

ACE CAPITAL TITLE REINSURANCE COMPANY

By:
Name:
Title:

ANNEX A

[Attach AGRI/ACTRC Excess of Loss Retrocession Agreement]

ANNEX B

[Attach AGRI/ACTRC Run-Off Termination Agreement]

ANNEX C

[Attach AGRI/ACE Bermuda Quota Share Retrocession Agreement]